For additional information, contact:
Derek Shelnutt
EVP & Chief Financial Officer
229-426-6000, extension 6119

COLONY BANKCORP REPORTS FOURTH QUARTER 2024 RESULTS
INCREASES QUARTERLY CASH DIVIDEND TO $0.1150 PER SHARE

FITZGERALD, GA. (January 22, 2025) – Colony Bankcorp, Inc. (NYSE: CBAN) (“Colony” or the “Company”) today reported financial results for the fourth quarter of 2024. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $7.4 million, or $0.42 per diluted share, for the fourth quarter of 2024, compared to $5.6 million, or $0.32 per diluted share, for the third quarter of 2024, and $5.6 million, or $0.32 per diluted share, for the fourth quarter of 2023.
•Operating net income increased to $7.8 million, or $0.44 of adjusted earnings per diluted share, for the fourth quarter of 2024, compared to $6.2 million, or $0.35 of adjusted earnings per diluted share, for the third quarter of 2024, and $5.4 million, or $0.31 of adjusted earnings per diluted share, for the fourth quarter of 2023. (See Reconciliation of Non-GAAP Measures).
•Provision for credit losses of $650,000 was recorded in fourth quarter of 2024 compared to $750,000 in third quarter of 2024, and $1.5 million in fourth quarter of 2023.
•Total loans, excluding loans held for sale, were $1.84 billion at December 31, 2024, a decrease of $43.1 million, or 2.28%, from the prior quarter.
•Total deposits were $2.57 billion and $2.52 billion at December 31, 2024 and September 30, 2024, respectively, an increase of $43.0 million.
•Mortgage production was $76.9 million, and mortgage sales totaled $51.4 million in the fourth quarter of 2024 compared to $66.6 million and $57.8 million, respectively, for the third quarter of 2024.
•Small Business Specialty Lending (“SBSL”) closed $22.2 million in Small Business Administration (“SBA”) loans and sold $30.0 million in SBA loans in the fourth quarter of 2024 compared to $30.1 million and $27.2 million, respectively, for the third quarter of 2024.

The Company also announced that on January 22, 2025, the Board of Directors declared a quarterly cash dividend of $0.1150 per share, to be paid on its common stock on February 19, 2025, to shareholders of record as of the close of business on February 5, 2025. The Company had 17,520,136 shares of its common stock outstanding as of January 20, 2025.

“We are pleased to report our operating results and improved performance in the fourth quarter of 2024. Strong deposit growth during the quarter, particularly in lower cost transactional deposit accounts, along with easing from the Federal Reserve contributed to a lower overall cost of funds which resulted in an increase in margin of 20 basis points compared to the prior quarter. Additionally, we are pleased with our increase in noninterest income led by a successful quarter for our Small Business Specialty Lending Division and continued progress in our other complementary lines of business” said Heath Fountain, Chief Executive Officer.

“The change in our loan balances reflects several anticipated large payoffs during the quarter, which carried lower rates and had minimal impact on earning asset yields. While we anticipate loan growth to resume in 2025, we expect it to be stronger in the latter half of the year.”

“We were also excited to announce additions to the Executive Management team which include the promotions of Ed Canup, Daniel Rentz, and Laurie Senn. These additions enable us to prioritize profitable growth and scale the organization by emphasizing business development, innovation, and efficiency.”

Balance Sheet

•Total assets were $3.11 billion at December 31, 2024, an increase of $44.7 million from September 30, 2024.
•Total loans, including loans held for sale, were at $1.88 billion at December 31, 2024, a decrease of $31.0 million from the quarter ended September 30, 2024.
•Total deposits were $2.57 billion and $2.52 billion at December 31, 2024 and September 30, 2024, respectively, an increase of $43.0 million. Interest bearing demand deposits increased $44.7 million and savings and money market deposits increased $3.2 million, which were partially offset by a decrease in time deposits of $27.3 million, from September 30, 2024 to December 31, 2024.
•Total borrowings at December 31, 2024 totaled $248.0 million, an increase of $23,000 compared to September 30, 2024, related to a minimal increase in other borrowed money.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Under the Company’s approved stock repurchase program, a total of 35,000 shares of Company common stock were repurchased during the fourth quarter of 2024 at an average price of $15.40 per share and a total value of $539,132 thousand.
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.50%, 14.26%, 17.10%, and 13.08%, respectively, at December 31, 2024.

Fourth Quarter and December 31, 2024 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, totaled $20.6 million for the fourth quarter ended December 31, 2024 compared to $19.1 million for the same period in 2023. Net interest income, on a tax-equivalent basis, for the twelve months ended December 31, 2024 totaled $76.8 million, compared to $79.0 million for the twelve months ended December 31, 2023. For both periods, increases can be seen in income on interest earning assets, which is more than offset by increases in expenses on interest bearing liabilities due to higher interest rates period over period. Income on interest earning assets increased $2.8 million, to $36.2 million for the fourth quarter of 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $1.2 million, to $15.5 million for the fourth quarter of 2024 compared to the respective period in 2023. Income on interest earning assets increased $12.3 million to $137.9 million for the twelve month period ended December 31, 2024 compared to the respective period in 2023. Expense on interest bearing liabilities increased $14.5 million, to $61.2 million for the twelve month period ended December 31, 2024 compared to the respective period in 2023.
•Net interest margin for the fourth quarter of 2024 was 2.84% compared to 2.70% for the fourth quarter of 2023. This increase was primarily related to an increase in interest earning assets period over period as well as rate increases in interest earning assets outpacing the rate increases in interest bearing liabilities. Net interest margin was 2.72% for the twelve months ended December 31, 2024 compared to 2.83% for the twelve months ended December 31, 2023. The decrease is the result of rate increases in interest bearing liabilities outpacing the rate increases in interest earning assets.
•Noninterest income totaled $10.3 million for the fourth quarter ended December 31, 2024, an increase of $1.0 million, or 10.79%, compared to the same period in 2023. Noninterest income totaled $39.4 million for the twelve months ended December 31, 2024, an increase of $3.7 million, or 10.50%, compared to the same period in 2023. These increases were primarily related to increases in mortgage fee income, gains on sales of SBA loans and income on merchant and wealth advisory services which is included in other noninterest income, which were partially offset by decreases in service charges on deposit accounts and losses on the sales of investment securities.
•Noninterest expense totaled $21.3 million for the fourth quarter ended December 31, 2024, compared to $19.6 million for the same period in 2023. Noninterest expense totaled $82.8 million for the twelve months ended December 31, 2024, compared to $83.1 million for the same period in 2023. The increase for the fourth quarter ended December 31, 2024 was primarily related to increases in salaries and employee benefits and information technology expenses. The slight decrease for the twelve months ended December 31, 2024 was a result of decreases in occupancy and equipment expenses, professional fees and communications expense partially offset by increases in salaries and employee benefits and information technology expenses.

Asset Quality

•Nonperforming assets totaled $11.3 million and $12.5 million at December 31, 2024 and September 30, 2024, respectively, a decrease of $1.2 million.
•Other real estate owned and repossessed assets totaled $530,000 at December 31, 2024 and $236,000 at September 30, 2024.
•Net loans charged-off were $1.5 million, or 0.33% of average loans for the fourth quarter of 2024, compared to $139,000 or 0.03% for the third quarter of 2024.
•The credit loss reserve was $19.0 million, or 1.03% of total loans, at December 31, 2024, compared to $19.7 million, or 1.04% of total loans at September 30, 2024.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. ET on Thursday, January 23, 2025, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-800-549-8228 and using the Conference ID: 71885. A replay of the call will be available until Thursday, January 30, 2025. To listen to the replay, dial 1-888-660-6264 and entering the passcode 71885#.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in Fitzgerald, Georgia in 1975, Colony operates locations throughout Georgia and has expanded to serve Birmingham, Alabama, as well as Tallahassee and the Florida Panhandle. At Colony Bank, we offer a range of banking solutions for personal and business customers. In addition to traditional banking services, Colony provides specialized solutions including mortgage, government guaranteed lending, consumer insurance, wealth management, and merchant services. Colony’s common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; and (v) statements of assumptions underlying such statements. Words such as “may”, “will”, “anticipate”, “assume”, “should”, “support”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “further”, “plan”, “point to”, “project”, “could”, “intend”, “target” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, changes in interest rates (including the impact of prolonged elevated interest rates on our financial projections and models) and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; the risk of reductions in benchmark interest rates and the resulting impacts on net interest income; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; the risks of changes in interest rates and their effects on the level, cost, and composition of, and competition for, deposits, loan demand and timing of payments, the values of loan collateral, securities, and interest sensitive assets and liabilities; the ability to attract new or retain existing deposits, to retain or grow loans or additional interest and fee income, or to control noninterest expense; the effect of pricing pressures on the Company’s net interest margin; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans and other real estate owned; changes in real estate values; the Company’s ability to implement its various strategic and growth initiatives; increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; general risks related to the Company’s merger and acquisition activity, including risks associated with the Company’s pursuit of future acquisitions; the impact of generative artificial intelligence; fraud or misconduct by internal or external actors, and system failures, cybersecurity threats or security breaches and the cost of defending against them; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding debt ceiling and the federal budget; a potential U.S. federal government shutdown and the resulting impacts; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses, respectively. Operating noninterest income excludes gain on sale of bank premises and loss on sales of securities. Operating noninterest expense excludes acquisition-related expenses and severance costs. Operating net income, operating return on average assets, operating return on average equity and operating efficiency ratio all exclude acquisition-related expenses, severance costs, gain on sale of bank premises and loss on sales of securities from net income, return on average assets, return on average equity and efficiency ratio, respectively. Operating net noninterest expense to average assets ratio excludes from net noninterest expense, severance costs, acquisition-related expenses, gain on sale of bank premises and loss on sales of securities. Acquisition-related expenses includes fees associated with acquisitions and vendor contract buyouts. Severance costs includes costs associated with termination and retirement of employees. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles from book value per common share and total equity to total assets, respectively. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating noninterest income, operating noninterest expense, operating net income, adjusted earnings per diluted share, operating return on average assets, operating return on average equity, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, operating net noninterest expense to average assets and pre-provision net revenue and the reconciliation of these measures to noninterest income, noninterest expense, net income, diluted earnings per share, return on average assets, return on average equity, book value per common share, total equity to total assets, efficiency ratio, net noninterest expense to average assets and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2024				2023
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating noninterest income reconciliation
Noninterest income (GAAP)	$10,309	$10,082	$9,497	$9,487	$9,305
Gain on sale of bank premises	—	—	—	—	(236)
Writedown of bank premises	—	—	197	—	—
Loss on sales of securities	401	454	425	555	—
Operating noninterest income	$10,710	$10,536	$10,119	$10,042	$9,069

Operating noninterest expense reconciliation
Noninterest expense (GAAP)	$21,272	$20,835	$20,330	$20,397	$19,587
Severance costs	—	(265)	—	(23)	—
Operating noninterest expense	$21,272	$20,570	$20,330	$20,374	$19,587

Operating net income reconciliation
Net income (GAAP)	$7,432	$5,629	$5,474	$5,333	$5,598
Severance costs	—	265	—	23	—
Gain on sale of bank premises	—	—	—	—	(236)
Writedown of bank premises	—	—	197	—	—
Loss on sales of securities	401	454	425	555	—
Income tax benefit	(77)	(143)	(129)	(121)	52
Operating net income	$7,756	$6,205	$5,967	$5,790	$5,414

Weighted average diluted shares	17,531,808	17,587,902	17,551,007	17,560,210	17,567,839

Adjusted earnings per diluted share	$0.44	$0.35	$0.34	$0.33	$0.31

Operating return on average assets reconciliation
Return on average assets (GAAP)	0.95%	0.74%	0.73%	0.71%	0.73%
Severance costs	—	0.03	—	—	—
Gain on sale of bank premises	—	—	—	—	(0.03)
Writedown of bank premises	—	—	0.03	—	—
Loss on sales of securities	0.05	0.06	0.06	0.07	—
Tax effect of adjustment items	(0.01)	(0.02)	(0.02)	(0.02)	0.01
Operating return on average assets	0.99%	0.81%	0.80%	0.76%	0.71%

Operating return on average equity reconciliation
Return on average equity (GAAP)	10.71%	8.33%	8.46%	8.38%	9.20%
Severance costs	—	0.39	—	0.04	—
Gain on sale of bank premises	—	—	—	—	(0.39)
Writedown of bank premises	—	—	0.30	—	—
Loss on sales of securities	0.58	0.67	0.66	0.87	—
Tax effect of adjustment items	(0.11)	(0.21)	(0.20)	(0.19)	0.09
Operating return on average equity	11.18%	9.18%	9.22%	9.10%	8.90%

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$15.91	$15.73	$15.09	$14.80	$14.51
Effect of goodwill and other intangibles	(2.96)	(2.97)	(2.99)	(3.01)	(3.02)
Tangible book value per common share	$12.95	$12.76	$12.10	$11.79	$11.49

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	8.96%	9.01%	8.80%	8.62%	8.35%
Effect of goodwill and other intangibles	(1.54)	(1.58)	(1.62)	(1.63)	(1.62)
Tangible equity to tangible assets	7.42%	7.43%	7.18%	6.99%	6.73%

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2024				2023
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	69.11%	72.79%	72.85%	72.48%	69.51%
Severance costs	—	(0.93)	—	(0.08)	—
Gain on sale of bank premises	—	—	—	—	0.84
Writedown of bank premises	—	—	(0.71)	—	—
Loss on sales of securities	(1.31)	(1.59)	(1.52)	(1.97)	—
Operating efficiency ratio	67.80%	70.27%	70.62%	70.43%	70.35%

Operating net noninterest expense(1) to average assets calculation
Net noninterest expense to average assets	1.40%	1.41%	1.45%	1.45%	1.35%
Severance costs	—	(0.03)	—	—	—
Gain on sale of bank premises	—	—	—	—	0.03
Writedown of bank premises	—	—	(0.03)	—	—
Loss on sales of securities	(0.05)	(0.06)	(0.06)	(0.07)	—
Operating net noninterest expense to average assets	1.35%	1.32%	1.36%	1.38%	1.38%

Pre-provision net revenue
Net interest income before provision for credit losses	$20,472	$18,541	$18,409	$18,654	$18,874
Noninterest income	10,309	10,082	9,497	9,487	9,305
Total income	30,781	28,623	27,906	28,141	28,179
Noninterest expense	21,272	20,835	20,330	20,397	19,587
Pre-provision net revenue	$9,509	$7,788	$7,576	$7,744	$8,592
(1) Net noninterest expense is defined as noninterest expense less noninterest income.

Colony Bankcorp, Inc.
Selected Financial Information
	2024				2023
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
EARNINGS SUMMARY
Net interest income	$20,472	$18,541	$18,409	$18,654	$18,874
Provision for credit losses	650	750	650	1,000	1,500
Noninterest income	10,309	10,082	9,497	9,487	9,305
Noninterest expense	21,272	20,835	20,330	20,397	19,587
Income taxes	1,427	1,409	1,452	1,411	1,494
Net income	$7,432	$5,629	$5,474	$5,333	$5,598
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,519,884	17,554,884	17,538,611	17,558,611	17,564,182
Weighted average basic shares	17,531,808	17,587,902	17,551,007	17,560,210	17,567,839
Weighted average diluted shares	17,531,808	17,587,902	17,551,007	17,560,210	17,567,839
Earnings per basic share	$0.42	$0.32	$0.31	$0.30	$0.32
Earnings per diluted share	0.42	0.32	0.31	0.30	0.32
Adjusted earnings per diluted share(b)	0.44	0.35	0.34	0.33	0.31
Cash dividends declared per share	0.1125	0.1125	0.1125	0.1125	0.1100
Common book value per share	15.91	15.73	15.09	14.80	14.51
Tangible book value per common share(b)	12.95	12.76	12.10	11.79	11.49
Pre-provision net revenue(b)	$9,509	$7,788	$7,576	$7,744	$8,592
Performance ratios:
Net interest margin (a)	2.84%	2.64%	2.68%	2.69%	2.70%
Return on average assets	0.95	0.74	0.73	0.71	0.73
Operating return on average assets (b)	0.99	0.81	0.80	0.76	0.71
Return on average total equity	10.71	8.33	8.46	8.38	9.20
Operating return on average total equity (b)	11.18	9.18	9.22	9.10	8.90
Efficiency ratio	69.11	72.79	72.85	72.48	69.51
Operating efficiency ratio (b)	67.80	70.27	70.62	70.43	70.35
Net noninterest expense to average assets	1.40	1.41	1.45	1.45	1.35
Operating net noninterest expense to average assets(b)	1.35	1.32	1.36	1.38	1.38

Colony Bankcorp, Inc.
Selected Financial Information
	2024				2023
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
ASSET QUALITY
Nonperforming portfolio loans	$5,024	$6,273	$3,653	$3,674	$7,804
Nonperforming government guaranteed loans	5,636	5,942	3,016	2,757	2,035
Loans 90 days past due and still accruing	152	44	41	—	370
Total nonperforming loans (NPLs)	10,812	12,259	6,710	6,431	10,209
Other real estate owned	202	227	582	562	448
Repossessed assets	328	9	13	—	—
Total nonperforming assets (NPAs)	11,342	12,495	7,305	6,993	10,657
Classified loans	20,103	20,918	22,355	25,965	23,754
Criticized loans	49,387	52,062	44,850	55,065	56,879
Net loan charge-offs (recoveries)	1,534	139	667	664	692
Allowance for credit losses to total loans	1.03%	1.04%	1.01%	1.00%	0.98%
Allowance for credit losses to total NPLs	175.55	160.40	280.27	290.11	179.95
Allowance for credit losses to total NPAs	167.34	157.37	257.44	266.80	172.38
Net charge-offs (recoveries) to average loans, net	0.33	0.03	0.14	0.14	0.15
NPLs to total loans	0.59	0.65	0.36	0.35	0.54
NPAs to total assets	0.36	0.41	0.24	0.23	0.35
NPAs to total loans and foreclosed assets	0.62	0.66	0.39	0.38	0.57

AVERAGE BALANCES
Total assets	$3,108,762	$3,038,947	$3,010,486	$3,036,093	$3,027,812
Loans, net	1,832,564	1,862,986	1,850,451	1,853,077	1,860,652
Loans, held for sale	35,299	34,533	33,024	24,612	21,251
Deposits	2,568,824	2,504,101	2,492,479	2,543,259	2,538,500
Total stockholders’ equity	276,082	268,769	260,162	255,927	241,392
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended December 31,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,886,927	$28,539	6.02%	$1,899,413	$27,069	5.65%
Investment securities, taxable	704,677	4,759	2.69%	743,308	5,221	2.79%
Investment securities, tax-exempt [2]	95,062	505	2.11%	103,418	607	2.33%
Deposits in banks and short term investments	202,059	2,361	4.65%	51,874	489	3.74%
Total interest-earning assets	2,888,725	36,164	4.98%	2,798,013	33,386	4.73%
Noninterest-earning assets	220,037			229,800
Total assets	$3,108,762			$3,027,813
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,494,178	$6,759	1.80%	$1,396,932	$5,632	1.60%
Other time	619,334	5,897	3.79%	643,841	5,939	3.66%
Total interest-bearing deposits	2,113,512	12,656	2.38%	2,040,773	11,571	2.25%
Federal funds purchased	—	—	—%	53	1	6.28%
Federal Home Loan Bank advances	185,000	1,905	4.10%	158,913	1,624	4.06%
Other borrowings	63,025	958	6.05%	72,508	1,134	6.20%
Total other interest-bearing liabilities	248,025	2,863	4.59%	231,474	2,759	4.73%
Total interest-bearing liabilities	2,361,537	15,519	2.61%	2,272,247	14,330	2.50%
Noninterest-bearing liabilities:
Demand deposits	455,312			$497,727
Other liabilities	15,831			16,447
Stockholders' equity	276,082			241,392
Total noninterest-bearing liabilities and stockholders' equity	747,225			755,566
Total liabilities and stockholders' equity	$3,108,762			$3,027,813
Interest rate spread			2.37%			2.23%
Net interest income		$20,645			$19,056
Net interest margin			2.84%			2.70%
3
1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $66,000 and $54,000 for the quarters ended December 31, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $12,000 and $5,000 for the quarters ended December 31, 2024 and 2023, respectively, are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $106,000 and $127,000 for the quarters ended December 31, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in tax-exempt interest on investment securities.
3

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Twelve Months Ended December 31,
	2024			2023
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,900,386	$111,904	5.89%	$1,850,043	$99,472	5.38%
Investment securities, taxable	720,986	19,270	2.67%	770,707	21,388	2.78%
Investment securities, tax-exempt [4]	99,350	2,158	2.17%	105,797	2,444	2.31%
Deposits in banks and short term investments	106,381	4,592	4.32%	63,806	2,341	3.67%
Total interest-earning assets	2,827,103	137,924	4.88%	2,790,353	125,645	4.50%
Noninterest-earning assets	221,607			226,198
Total assets	$3,048,710			$3,016,551
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-bearing demand and savings	$1,464,315	$27,293	1.86%	$1,390,247	$15,833	1.14%
Other time	603,080	22,714	3.77%	619,083	19,632	3.17%
Total interest-bearing deposits	2,067,395	50,007	2.42%	2,009,330	35,465	1.76%
Federal funds purchased	4	—	5.94%	2,783	147	5.29%
Federal Home Loan Bank advances	176,421	7,211	4.09%	160,548	6,763	4.21%
Other borrowings	63,186	3,947	6.25%	70,807	4,298	6.07%
Total other interest-bearing liabilities	239,611	11,158	4.66%	234,138	11,208	4.79%
Total interest-bearing liabilities	2,307,006	61,165	2.65%	2,243,468	46,673	2.08%
Noninterest-bearing liabilities:
Demand deposits	459,822			$519,225
Other liabilities	16,607			14,947
Stockholders' equity	265,275			238,911
Total noninterest-bearing liabilities and stockholders' equity	741,704			773,083
Total liabilities and stockholders' equity	$3,048,710			$3,016,551
Interest rate spread			2.23%			2.42%
Net interest income		$76,759			$78,972
Net interest margin			2.72%			2.83%

4

34The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $229,000 and $216,000 for the twelve months ended December 31, 2024 and 2023, respectively, are calculated using the statutory federal tax rate and are included in income and fees on loans. Accretion income of $47,000 and $165,000 for the twelve months ended December 31, 2024 and 2023, respectively, are also included in income and fees on loans.
4 Taxable-equivalent adjustments totaling $453,000 and $513,000 for the twelve months ended December 31, 2024 and 2023, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Segment Reporting
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Banking Division
Net interest income	$19,191	$17,152	$17,217	$17,552	$17,986
Provision for credit losses	309	698	96	455	979
Noninterest income	5,452	5,494	5,086	5,680	5,992
Noninterest expenses	17,616	17,075	17,135	17,129	16,619
Income taxes	927	1,017	1,060	1,166	1,365
Segment income	$5,791	$3,856	$4,012	$4,482	$5,015

Total segment assets	$2,985,856	$2,955,145	$2,889,013	$2,910,102	$2,956,121

Full time employees	376	375	385	377	378

Mortgage Banking Division
Net interest income	$53	$67	$50	$40	$23
Provision for credit losses	—	—	—	—	—
Noninterest income	1,545	1,812	1,456	1,165	1,206
Noninterest expenses	1,699	1,533	1,326	1,218	1,203
Income taxes	(12)	71	42	1	8
Segment income	$(89)	$275	$138	$(14)	$18

Total segment assets	$17,970	$9,300	$19,004	$8,011	$7,890

Variable noninterest expense(1)	$764	$1,005	$807	$603	$597
Fixed noninterest expense	935	528	519	615	606

Full time employees	45	44	42	43	42

Small Business Specialty Lending Division
Net interest income	$1,228	$1,322	$1,142	$1,062	$865
Provision for credit losses	341	52	554	545	521
Noninterest income	3,312	2,776	2,955	2,642	2,107
Noninterest expenses	1,957	2,227	1,869	2,050	1,765
Income taxes	512	321	350	244	121
Segment income	$1,730	$1,498	$1,324	$865	$565

Total segment assets	$105,956	$100,658	$99,890	$97,396	$89,411

Full time employees	34	33	33	31	33

Total Consolidated
Net interest income	$20,472	$18,541	$18,409	$18,654	$18,874
Provision for credit losses	650	750	650	1,000	1,500
Noninterest income	10,309	10,082	9,497	9,487	9,305
Noninterest expenses	21,272	20,835	20,330	20,397	19,587
Income taxes	1,427	1,409	1,452	1,411	1,494
Segment income	$7,432	$5,629	$5,474	$5,333	$5,598

Total segment assets	$3,109,782	$3,065,103	$3,007,907	$3,015,509	$3,053,422

Full time employees	455	452	460	451	453

(1) Variable noninterest expense includes commission based salary expenses and volume based loan related fees.

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	December 31, 2024	December 31, 2023
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$26,045	$25,339
Interest-bearing deposits in banks and federal funds sold	204,989	57,983
Cash and cash equivalents	231,034	83,322
Investment securities available for sale, at fair value	366,049	407,382
Investment securities held to maturity, at amortized cost	430,077	449,031
Other investments	17,694	16,868
Loans held for sale	39,786	27,958
Loans, net of unearned income	1,842,980	1,883,470
Allowance for credit losses	(18,980)	(18,371)
Loans, net	1,824,000	1,865,099
Premises and equipment	37,831	39,870
Other real estate	202	448
Goodwill	48,923	48,923
Other intangible assets	2,975	4,192
Bank owned life insurance	57,970	56,925
Deferred income taxes, net	21,891	25,405
Other assets	31,350	27,999
Total assets	$3,109,782	$3,053,422

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$462,283	$498,992
Interest-bearing	2,105,660	2,045,798
Total deposits	2,567,943	2,544,790
Federal Home Loan Bank advances	185,000	175,000
Other borrowed money	63,039	63,445
Accrued expenses and other liabilities	15,125	15,252
Total liabilities	$2,831,107	$2,798,487

Stockholders’ equity
Common stock, $1 par value; 50,000,000 shares authorized, 17,519,884 and 17,564,182 issued and outstanding, respectively	$17,520	$17,564
Paid in capital	168,353	168,614
Retained earnings	140,369	124,400
Accumulated other comprehensive loss, net of tax	(47,567)	(55,643)
Total stockholders’ equity	278,675	254,935
Total liabilities and stockholders’ equity	$3,109,782	$3,053,422

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$28,473	$27,014	$111,675	$99,256
Investment securities	5,158	5,700	20,974	23,319
Deposits in banks and short term investments	2,360	489	4,592	2,341
Total interest income	35,991	33,203	137,241	124,916

Interest expense:
Deposits	12,656	11,571	50,007	35,464
Federal funds purchased	—	1	—	147
Federal Home Loan Bank advances	1,905	1,623	7,211	6,763
Other borrowings	958	1,134	3,947	4,298
Total interest expense	15,519	14,329	61,165	46,672
Net interest income	20,472	18,874	76,076	78,244
Provision for credit losses	650	1,500	3,050	3,600
Net interest income after provision for credit losses	19,822	17,374	73,026	74,644

Noninterest income:
Service charges on deposits	2,302	2,595	9,365	8,735
Mortgage fee income	1,545	1,203	6,048	6,131
Gain on sales of SBA loans	2,622	1,634	9,242	5,063
Loss on sales of securities	(401)	—	(1,835)	—
Interchange fees	2,030	2,059	8,299	8,460
BOLI income	412	372	1,725	1,396
Insurance commissions	471	452	1,789	1,873
Other	1,328	990	4,742	3,976
Total noninterest income	10,309	9,305	39,375	35,634

Noninterest expense:
Salaries and employee benefits	12,877	11,304	49,767	49,233
Occupancy and equipment	1,645	1,543	6,149	6,283
Information technology expenses	2,491	2,147	8,978	8,553
Professional fees	539	749	2,825	3,097
Advertising and public relations	1,118	1,054	4,009	3,486
Communications	213	237	865	947
Other	2,389	2,553	10,241	11,466
Total noninterest expense	21,272	19,587	82,834	83,065
Income before income taxes	8,859	7,092	29,567	27,213
Income taxes	1,427	1,494	5,699	5,466
Net income	$7,432	$5,598	$23,868	$21,747
Earnings per common share:
Basic	$0.42	$0.32	$1.36	$1.24
Diluted	0.42	0.32	1.36	1.24
Dividends declared per share	0.1125	0.1100	0.4500	0.4400
Weighted average common shares outstanding:
Basic	17,531,808	17,567,839	17,557,743	17,578,294
Diluted	17,531,808	17,567,839	17,557,743	17,578,294

Colony Bankcorp, Inc.
Quarterly Consolidated Statements of Income
	2024				2023
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
(dollars in thousands, except per share data)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
Interest income:
Loans, including fees	$28,473	$28,501	$27,604	$27,097	$27,014
Investment securities	5,158	5,248	5,048	5,520	5,700
Deposits in banks and short term investments	2,360	855	684	693	489
Total interest income	35,991	34,604	33,336	33,310	33,203

Interest expense:
Deposits	12,656	13,154	12,106	12,091	11,571
Federal funds purchased	—	—	—	—	1
Federal Home Loan Bank advances	1,905	1,913	1,821	1,572	1,623
Other borrowings	958	996	1,000	993	1,134
Total interest expense	15,519	16,063	14,927	14,656	14,329
Net interest income	20,472	18,541	18,409	18,654	18,874
Provision for credit losses	650	750	650	1,000	1,500
Net interest income after provision for credit losses	19,822	17,791	17,759	17,654	17,374

Noninterest income:
Service charges on deposits	2,302	2,401	2,288	2,373	2,595
Mortgage fee income	1,545	1,812	1,442	1,249	1,203
Gain on sales of SBA loans	2,622	2,227	2,347	2,046	1,634
Loss on sales of securities	(401)	(454)	(425)	(555)	—
Interchange fees	2,030	2,163	2,078	2,028	2,059
BOLI income	412	383	398	533	372
Insurance commissions	471	433	420	465	452
Other	1,328	1,117	949	1,348	990
Total noninterest income	10,309	10,082	9,497	9,487	9,305

Noninterest expense:
Salaries and employee benefits	12,877	12,594	12,277	12,018	11,304
Occupancy and equipment	1,645	1,523	1,475	1,507	1,543
Information technology expenses	2,491	2,150	2,227	2,110	2,147
Professional fees	539	748	704	834	749
Advertising and public relations	1,118	965	967	960	1,054
Communications	213	210	216	226	237
Other	2,389	2,645	2,464	2,742	2,553
Total noninterest expense	21,272	20,835	20,330	20,397	19,587
Income before income taxes	8,859	7,038	6,926	6,744	7,092
Income taxes	1,427	1,409	1,452	1,411	1,494
Net income	$7,432	$5,629	$5,474	$5,333	$5,598
Earnings per common share:
Basic	$0.42	$0.32	$0.31	$0.30	$0.32
Diluted	0.42	0.32	0.31	0.30	0.32
Dividends declared per share	0.1125	0.1125	0.1125	0.1125	0.1100
Weighted average common shares outstanding:
Basic	17,531,808	17,587,902	17,551,007	17,560,210	17,567,839
Diluted	17,531,808	17,587,902	17,551,007	17,560,210	17,567,839

Colony Bankcorp, Inc.
Quarterly Comparison
	2024				2023
(dollars in thousands, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Assets	$3,109,782	$3,065,103	$3,007,907	$3,015,509	$3,053,422
Loans, net	1,824,000	1,866,374	1,846,768	1,840,361	1,865,099
Deposits	2,567,943	2,524,970	2,460,225	2,522,748	2,544,790
Total equity	278,675	276,052	264,743	259,914	254,935
Net income	7,432	5,629	5,474	5,333	5,598
Earnings per basic share	$0.42	$0.32	$0.31	$0.30	$0.32

Key Performance Ratios:
Return on average assets	0.95%	0.74%	0.73%	0.71%	0.73%
Operating return on average assets (a)	0.99%	0.81%	0.80%	0.76%	0.71%
Return on average total equity	10.71%	8.33%	8.46%	8.38%	9.20%
Operating return on average total equity (a)	11.18%	9.18%	9.22%	9.10%	8.90%
Total equity to total assets	8.96%	9.01%	8.80%	8.62%	8.35%
Tangible equity to tangible assets (a)	7.42%	7.43%	7.18%	6.99%	6.73%
Net interest margin	2.84%	2.64%	2.68%	2.69%	2.70%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Deposits Composition Comparison
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Noninterest-bearing demand	$462,283	$439,892	$437,623	$476,413	$498,992
Interest-bearing demand	813,783	769,123	788,674	802,596	759,299
Savings	687,603	684,371	670,848	650,188	660,311
Time, $250,000 and over	185,176	198,942	168,856	173,386	167,680
Other time	419,098	432,642	394,224	420,165	458,508
Total	$2,567,943	$2,524,970	$2,460,225	$2,522,748	$2,544,790

Colony Bankcorp, Inc.
Quarterly Deposits by Location Comparison
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Coastal Georgia	$145,828	$142,580	$144,021	$138,103	$137,398
Middle Georgia	279,360	269,144	275,758	286,697	265,788
Atlanta and North Georgia	318,927	321,808	336,338	333,856	334,003
South Georgia	1,217,433	1,165,529	1,110,049	1,132,701	1,134,662
West Georgia	337,818	357,450	365,380	378,764	384,750
Brokered deposits	59,499	70,999	39,240	59,019	93,561
Reciprocal deposits	209,078	197,460	189,439	193,608	194,628
Total	$2,567,943	$2,524,970	$2,460,225	$2,522,748	$2,544,790

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Core	$1,720,444	$1,759,600	$1,732,843	$1,718,284	$1,729,866
Purchased	122,536	126,437	132,731	140,734	153,604
Total	$1,842,980	$1,886,037	$1,865,574	$1,859,018	$1,883,470

Colony Bankcorp, Inc.
Quarterly Loans by Composition Comparison
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Construction, land & land development	$205,046	$196,390	$199,916	$234,000	$247,146
Other commercial real estate	990,648	1,012,466	985,102	971,205	974,649
Total commercial real estate	1,195,694	1,208,856	1,185,018	1,205,205	1,221,795
Residential real estate	344,167	349,777	360,847	347,277	355,973
Commercial, financial & agricultural	213,910	242,389	242,205	239,837	242,743
Consumer and other	89,209	85,015	77,504	66,699	62,959
Total	$1,842,980	$1,886,037	$1,865,574	$1,859,018	$1,883,470

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2024				2023
(dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Alabama	$45,365	$46,630	$44,575	$44,806	$45,594
Florida	13,135	12,280	2,753	1,579	40
Augusta	76,492	59,557	64,465	71,483	65,284
Coastal Georgia	224,609	220,452	228,844	232,557	243,492
Middle Georgia	121,059	120,843	124,268	121,131	118,806
Atlanta and North Georgia	427,046	432,377	427,568	425,753	426,724
South Georgia	384,907	427,887	413,098	409,681	436,728
West Georgia	169,699	184,634	184,365	183,679	187,751
Small Business Specialty Lending	81,636	79,967	75,182	71,196	68,637
Consumer Portfolio Mortgages	250,555	253,481	257,772	261,204	255,771
Marine/RV Lending	46,941	45,785	41,922	35,017	33,191
Other	1,536	2,144	762	932	1,452
Total	$1,842,980	$1,886,037	$1,865,574	$1,859,018	$1,883,470

Colony Bankcorp, Inc.
Classified Loans
	2024								2023
(dollars in thousands)	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$—	—	$—	—	$54	3	$572	11	$1,063	14
Other commercial real estate	13,367	38	13,338	36	13,990	34	13,918	46	10,219	39
Residential real estate	1,265	83	1,554	85	2,168	104	5,896	183	7,103	187
Commercial, financial & agricultural	5,407	70	6,005	61	6,075	54	5,487	70	5,284	58
Consumer and other	64	22	21	23	68	24	92	67	85	76
TOTAL	$20,103	213	$20,918	205	$22,355	219	$25,965	377	$23,754	374
Classified loans to total loans	1.09%		1.11%		1.20%		1.40%		1.26%

Colony Bankcorp, Inc.
Criticized Loans
	2024								2023
(dollars in thousands)	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
	$	#	$	#	$	#	$	#	$	#
Construction, land & land development	$2,865	9	$4,418	9	$626	6	$1,543	18	$2,192	21
Other commercial real estate	32,077	65	32,790	64	31,544	59	31,498	46	27,445	77
Residential real estate	5,504	89	5,389	90	5,431	107	13,050	249	14,275	253
Commercial, financial & agricultural	8,877	76	9,444	68	7,181	59	8,609	114	12,686	106
Consumer and other	64	22	21	23	68	24	365	85	281	92
TOTAL	$49,387	261	$52,062	254	$44,850	255	$55,065	512	$56,879	549
Criticized loans to total loans	2.68%		2.76%		2.40%		2.96%		3.02%